UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive
Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(484)	617-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 10, 2024, the Compensation Committee of the Board of Directors of Ecovyst Inc. (the “Company”) approved a retention bonus program under which certain employees of the Company, including Paul Whittleston, the Company’s Vice President and President – Advanced Materials and Catalysts, have been granted retention bonuses related to the strategic review process for the Company’s Advanced Materials & Catalysts business. Under this program, in the event of certain outcomes of the strategic review process, Mr. Whittleston is entitled to an amount equal to 1.5 times his base salary, payable in two equal installments, generally subject to continued employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 16, 2024	Ecovyst Inc.

		By:	/s/ JOSEPH S. KOSCINSKI
		Name:	Joseph S. Koscinski
		Title:	Vice President, Chief Administrative Officer, General Counsel and Secretary